LOUISIANA-PACIFIC CORPORATION

                         1997 INCENTIVE STOCK AWARD PLAN

                             Effective March 1, 1997



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                          LOUISIANA-PACIFIC CORPORATION
                         1997 INCENTIVE STOCK AWARD PLAN

                                TABLE OF CONTENTS

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ARTICLE 1.  ESTABLISHMENT AND PURPOSE.........................................................................  1
         1.1  Establishment...................................................................................  1
         1.2  Purpose.........................................................................................  1

ARTICLE 2.  DEFINITIONS.......................................................................................  1
         2.1  Defined Terms...................................................................................  1

ARTICLE 3.  ADMINISTRATION....................................................................................  3
         3.1  General.........................................................................................  3
         3.3  Liability of Committee Members..................................................................  3

ARTICLE 4.  DURATION OF THE PLAN AND SHARES SUBJECT TO THE
         PLAN.................................................................................................  3
         4.1  Duration of the Plan............................................................................  3
         4.2  Other Stock Plans...............................................................................  3

ARTICLE 5.  ELIGIBILITY.......................................................................................  4

ARTICLE 6.  AWARDS............................................................................................  4
         6.1  Types of Awards.................................................................................  4
         6.2  Award Agreements................................................................................  4
         6.3  Nonuniform Determinations.......................................................................  4
         6.4  Provisions Governing All Awards.................................................................  5

ARTICLE 7.  STOCK OPTIONS.....................................................................................  5

ARTICLE 8.  STOCK APPRECIATION RIGHTS.........................................................................  6

ARTICLE 9.  PERFORMANCE SHARES................................................................................  6

ARTICLE 10.  RESTRICTED STOCK.................................................................................  7

ARTICLE 11.  OTHER STOCK-BASED AND COMBINATION AWARDS.........................................................  8

ARTICLE 12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.......................................................  8




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ARTICLE 13.  AMENDMENT AND TERMINATION........................................................................  8

ARTICLE 14.  MISCELLANEOUS....................................................................................  8
         14.1  Tax Withholding................................................................................  8
         14.2  Securities Law Restrictions....................................................................  9
         14.3  Governing Law..................................................................................  9

ARTICLE 15.  STOCKHOLDER APPROVAL.............................................................................  9

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                          LOUISIANA-PACIFIC CORPORATION
                         1997 INCENTIVE STOCK AWARD PLAN

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE


                  1.1 Establishment. LOUISIANA-PACIFIC CORPORATION ("Corporation"), hereby establishes the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan (the "Plan"), effective as of March 1, 1997, subject to stockholder approval as provided in Article .

                  1.2 Purpose. The purpose of the Plan is to promote the long-term interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees of Corporation and its subsidiaries and to strengthen the mutuality of interests between such employees and Corporation's stockholders. The Plan is designed to serve this purpose by offering stock options and other equity-based incentive awards and encourage key employees to acquire an ownership in Corporation.

                             ARTICLE 2. DEFINITIONS

                  2.1 Defined Terms. The following definitions are applicable to the Plan:

                  "AWARD" means an award or grant made to a Participant pursuant to the Plan.

                  "AWARD AGREEMENT" means an agreement as described in Section of the Plan.

                  "BOARD" means the Board of Directors of Corporation.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

                  "COMMITTEE" means the Compensation Committee of the Board.




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                  "COMMON  STOCK"  means the  common  stock,  $1 par  value,  of
         Corporation or any security of Corporation issued in substitution, exchange, or lieu thereof.

                  "CORPORATION" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "FAIR MARKET VALUE" means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee.

                  "PARTICIPANT" means an employee of Corporation or a Subsidiary who is granted an Award under the Plan.

                  "PLAN" means this Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as set forth herein and as it may be hereafter amended and from time to time.

                  "SHARE" means a share of Common Stock.

                  "SUBSIDIARY"   means  any  corporation  in  which  Corporation
         directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                  "VEST" or "VESTED" means:

                  (a) In the case of an Award that requires  exercise,  to be or
         to  become   immediately   and  fully   exercisable  and  free  of  all
         restrictions;

                  (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

                  (c) In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

                  (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.



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                            ARTICLE 3. ADMINISTRATION

                  3.1 General. The Plan will be administered by the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion. A majority of the members of the Committee will constitute a quorum and action approved by a majority will be the act of the Committee.

                  3.2 Authority of the Committee. Subject to the terms of the Plan, the Committee:

                  (a) Will select the Participants, determine the types of Awards to be granted to Participants, determine the shares or share units subject to Awards, and determine the terms and conditions of individual Award Agreements;

                  (b) Has the authority to interpret the Plan, to establish, amend, and revoke any rules and regulations relating to the Plan, to make all other determinations necessary or advisable for the administration of the Plan; and

                  (c) May correct any deficit, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable to carry out the purposes of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

                  3.3 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

         ARTICLE 4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

                  4.1 Duration of the Plan. The Plan is effective March 1, 1997, subject to approval by Corporation's stockholders as provided in Article . The Plan will remain in effect until Awards have been granted covering all the available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award Agreement, or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

                  4.2 Other Stock Plans. The Plan is separate from the following existing plans (the "Prior Plans"):




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                  Louisiana-Pacific Corporation 1991 Employee Stock Option Plan;
                  Louisiana-Pacific Corporation 1984 Employee Stock Option Plan; and Louisiana-Pacific Corporation Key Employee Restricted Stock Plan.

The Plan will neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except that no further stock options or restricted stock awards will be granted under any of the Prior Plans after the date the Plan is approved by Corporation's stockholders as described in Article .

                  4.3 General Limitation on Awards. Subject to adjustment pursuant to Article of the Plan, the maximum number of Shares for which Awards may be granted under the Plan may not exceed 5 million Shares.

                  4.4 Cancellation or Expiration of Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will again become available for additional Awards under the Plan.

                             ARTICLE 5. ELIGIBILITY

                  Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

                                ARTICLE 6. AWARDS

                  6.1 Types of Awards. Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Code, or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, and other stock-based awards (as described in Article of the Plan). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting.

                  6.2 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee. Any Award Agreement may make provision for any matter that is within the discretion of the Committee or may retain the Committee's discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

                  6.3 Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of



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Awards,  (c) the terms of  specific  Award  Agreements,  and (d)  elections  and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

                  6.4 Provisions Governing All Awards. All Awards will be subject to the following provisions:

                  (a)  Transferability.  Except as  otherwise  provided  in this
         Section , each Award (but not Shares issued following Vesting or exercise of an Award) will not be transferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may include in any Award Agreement a provision that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members.

                  (b) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

                  (c) Effect of Change in Control. The Committee may, in its discretion, include in any Award Agreement a provision that upon the effective date of a change in control of Corporation (as that term may be defined in the Award Agreement), all or a specified portion of the Award (i) will become fully Vested, (ii) will terminate, or (iii) may be converted into shares of an acquiror. In any such change in control provision, the Committee may provide whether or to what extent such acceleration in the Vesting of an Award will be conditioned to avoid resulting in an "excess parachute payment" within the meaning of
         Section 280G(b) of the Code.

                            ARTICLE 7. STOCK OPTIONS

                  The option price for each stock option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Stock options will be exercisable for such period as specified by the Committee in the applicable Award Agreement, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in any Award Agreement for a stock option that payment of the option



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price may be made in cash, by tender of Shares owned by the  Participant  valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Committee may establish, in such other consideration as the Committee deems appropriate, or a combination of cash, shares of Common Stock, and such other consideration. The number of Shares subject to options and stock appreciation rights granted under the Plan to any individual Participant during any three-calendar year period may not exceed 200,000.

                  In the case of an Option designated as an incentive stock option, the terms of the option and the Award Agreement must conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted.

                  The Committee may, in its discretion, include in an Award Agreement for any option a provision that in the event previously acquired Shares are surrendered by a Participant in payment of all or a portion of either
(a) the option exercise price or (b) the Participant's federal, state, or local tax withholding obligation with respect to such exercise, the Participant will automatically be granted a replacement or reload option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to all or a portion of the number of Shares surrendered. Such replacement option will be subject to such terms and conditions as the Committee determines.

                      ARTICLE 8. STOCK APPRECIATION RIGHTS

                  Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right may be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right will entitle the Participant to receive from Corporation an amount equal to the increase in the Fair Market Value of a Share on the exercise of the stock appreciation right over the grant price. The Committee may determine in its discretion whether the stock appreciation right may be settled in cash, shares, or a combination of cash and shares.

                          ARTICLE 9. PERFORMANCE SHARES

                  9.1 General. Performance shares may be granted in the form of actual Shares or Share units having a value equal to Shares. An Award of performance shares will be granted to a Participant subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, the condition that the performance shares or a portion thereof will Vest only in the event specified performance goals are met within a specified performance period, as set forth in the Award Agreement. An Award Agreement for a performance share Award may also, in addition to specifying performance goals, condition Vesting of such Award on continued employment



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for a  period  specified  in the  Award  Agreement.  In the  event  that a stock certificate is issued in respect of performance shares, the certificate will be registered in the name of the Participant but will be held by Corporation until the time the performance shares become Vested. The performance conditions and the length of the performance period will be determined by the Committee. The Committee may, in its discretion, reduce or eliminate the Vesting of performance shares if, in the Committee's judgment, it determines that the Vesting of the performance share Award is not appropriate given actual performance over the applicable performance period. The maximum number of Shares issuable to any individual Participant with respect to performance share Awards in any four calendar-year period may not exceed 100,000 Shares. The Committee, in its sole discretion, may provide in an Award Agreement whether performance shares granted in the form of share units will be paid in cash, shares, or a combination of cash and shares.

                  9.2 Performance Goals for Executive Officers. The performance goals for performance share awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

                  Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

                  Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

                  Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

                          ARTICLE 10. RESTRICTED STOCK

                  Restricted stock may be granted in the form of actual Shares or Share units having a value equal to Shares. A restricted stock Award will be subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such restricted stock and provisions that such restricted stock or stock units be forfeited upon termination of the Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement.



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The Award  Agreement  for a  restricted  stock  Award may also,  in  addition to conditioning Vesting of the Award on continued employment, further condition Vesting on attainment of performance goals. In the event that a stock certificate is issued in respect of restricted stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock will be established by the Committee at the time of grant and set forth in the Award Agreement. The Committee, in its sole discretion, may provide in an Award Agreement whether restricted stock granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares.

              ARTICLE 11. OTHER STOCK-BASED AND COMBINATION AWARDS

                  The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals and the same limitation on the maximum number of Shares issuable to any individual Participant as provided in Article 9 of the Plan. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation.

             ARTICLE 12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spinoff, combination or exchange of shares, or other form of reorganization, or corporate change, or any distribution with respect to Common Stock other than regular cash dividends, the Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

                      ARTICLE 13. AMENDMENT AND TERMINATION

                  The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange.

                            ARTICLE 14. MISCELLANEOUS

                  14.1 Tax Withholding. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any



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federal,  state,  or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The
Committee,  in  its  discretion,   may  permit  a  Participant  to  satisfy  the
Participant's federal, state, or local tax, or tax withholding obligations with respect to an Award by having Corporation retain the number of Shares having a Fair Market Value equal to the amount of taxes or withholding taxes.

                  14.2 Securities Law Restrictions. No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  14.3 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

                        ARTICLE 15. STOCKHOLDER APPROVAL

                  The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by the affirmative vote of at least a majority of the stockholders of Corporation present, or represented by proxy, and entitled to vote at Corporation's 1997 annual meeting of stockholders.




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